                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT

     Pursuant To Section 13 Or 15(d) Of the Securities Exchange Act Of 1934

        Date of Report (Date of earliest event reported) January 14, 1999
                                                         ----------------

                        VISTA Information Solutions, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

        Delaware                       0-20312                41-1293754
----------------------------   ------------------------   -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                         Identification No.)


5060 Shoreham Place, #300, San Diego, Ca                   92122
----------------------------------------------     ------------------------
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code  (619) 450-6100
                                                    --------------

                                 Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


The undersigned Registrant hereby amends its Current Report on Form 8-K by the addition of financial statements and exhibits as follows:

ITEM 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired


GEOSURE, L.P.. Financial Statements for the Years Ended December 31, 1998, 1997 and 1996.

                          INDEPENDENT AUDITORS' REPORT



     To the Board of Directors and Partners of GeoSure, L.P.:

     We have audited the accompanying consolidated balance sheet of GeoSure, L.P. as of December 31, 1998, and the related statements of operations, partners' equity (deficit) and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1998 consolidated financial statements present fairly, in all material respects, the financial position of GeoSure, L.P. as of December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

March 19, 1999

GEOSURE, L.P.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1998
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                          $      18,695
  Accounts receivable, net of allowance of $81,140                                         917,856
  Other current assets                                                                      74,682
                                                                                     -------------

           Total current assets                                                          1,011,233

PROPERTY AND PURCHASED SOFTWARE, net of accumulated depreciation
  and amortization of $2,276,179                                                           951,307

OTHER ASSETS, net of accumulated amortization of $35,173                                    54,339

GOODWILL, net of accumulated amortization of $457,443                                    1,324,945
                                                                                     -------------

TOTAL                                                                                  $ 3,341,824
                                                                                     -------------
                                                                                     -------------

LIABILITIES AND PARTNERS' DEFICIT

CURRENT LIABILITIES:
  Current maturities of long-term obligations                                          $ 2,605,238
  Line of credit                                                                           400,000
  Accounts payable and accrued liabilities                                                 667,786
  Notes payable - related party                                                             50,000
                                                                                     -------------

           Total current liabilities                                                     3,723,024


COMMITMENTS (Note 7)

PARTNERS' DEFICIT                                                                         (381,200)
                                                                                     -------------
TOTAL                                                                                  $ 3,341,824
                                                                                     -------------
                                                                                     -------------


See notes to consolidated financial statements.

GEOSURE, L.P.


CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------



REVENUES                                                                                $ 8,903,658

COST OF REVENUES                                                                          3,743,058
                                                                                        -----------

           Gross Margin                                                                   5,160,600
                                                                                        -----------

OPERATING EXPENSES:
  Sales and marketing                                                                    1,755,830
  General and administrative                                                             2,967,531
  Depreciation and amortization                                                            882,489
                                                                                        -----------

           Total operating expenses                                                      5,605,850
                                                                                        -----------

LOSS FROM OPERATIONS                                                                      (445,250)

OTHER EXPENSES:
  Interest expense                                                                         340,821
  Other expense                                                                            118,029
                                                                                        -----------
           Total other expenses                                                            458,850
                                                                                        -----------

NET LOSS                                                                                $ (904,100)
                                                                                        -----------
                                                                                        -----------


See notes to consolidated financial statements.

GEOSURE, L.P.


CONSOLIDATED STATEMENT OF PARTNERS' EQUITY (DEFICIT)
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------


                                               CHADWYCK-              SIR
                                                 HEALEY              CHARLES           LRB ENVIO
                                               VENTURES,            CHADWYCK-         ENTERPRISES,                     TOTAL
                                                  INC.               HEALEY               INC.        UNTERBERG      PARTNERS'
                                           (general partner)    (limited partner)  (general partner)   HARRIS*    EQUITY (DEFICIT)
Balance, January 1, 1998
                                              $  82,652            $ (7,537)           $416,167      $  31,618      $ 522,900

  Net loss                                     (229,009)            (72,328)           (452,050)      (150,713)      (904,100)
                                              ----------           ---------           ---------      ---------     ----------

Balance, December 31, 1998                    $(146,357)           $(79,865)           $(35,883)     $(119,095)     $(381,200)
                                              ----------           ---------           ---------      ---------     ----------
                                              ----------           ---------           ---------      ---------     ----------



*Unterberg Harris interest held on behalf of 27 limited partners.


See notes to consolidated financial statements.

GEOSURE, L.P.

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------


OPERATING CTIVITIES:
  Net loss                                                                                $ (904,100)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization                                                            882,489
    Changes in assets and liabilities:
       Accounts receivable                                                                   259,773
       Other current assets                                                                   15,704
       Other assets                                                                           56,486
       Accounts payable and accrued liabilities                                             (231,901)
                                                                                          -----------
           Net cash provided by operating activities                                          78,451
                                                                                          -----------

INVESTING ACTIVITIES:
  Purchases of property                                                                      (73,709)
  Capitalization of purchased software and database                                         (122,962)
                                                                                          -----------
           Net cash used in investing activities                                            (196,671)
                                                                                          -----------

FINANCING ACTIVITIES:
  Capital lease obligations                                                                  (68,501)
  Repayment of notes payable                                                                  (8,212)
  Proceeds from term loan and line of credit                                                 300,000
  Repayment of term loan and line of credit                                                 (300,000)
  Proceeds from notes payable                                                                 50,000
                                                                                            --------
           Net cash used in financing activities                                             (26,713)
                                                                                          -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                   (144,933)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                 163,628
                                                                                          -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                    $   18,695
                                                                                          -----------
                                                                                          -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                                 $  354,714
                                                                                           ----------
                                                                                           ----------



See notes to consolidated financial statements.

GEOSURE, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------


1.    ORGANIZATION AND BASIS OF PRESENTATION

      GeoSure, L.P. (formerly Environmental Risk Information & Imaging Services, L.P.) ("GeoSure"), was formed on December 1, 1989. GeoSure offers a service that draws upon federal, state, county and local sources to provide comprehensive environmental data reports of land and real property for investors and consumers. The partnership agreement specifies among other things, the terms of the partnership, the rights and powers of the partners, capital contributions, cash distribution criteria and profit and loss allocations.

      During 1997, GeoSure formed NRC Acquisition, L.L.C. to acquire the assets of National Research Corporation ("NRC"), a flood determination business located in North Carolina. Included in the purchase was NRC's two-thirds interest in the outstanding shares in NRC Insurance Services, Inc. ("NIS"), a North Carolina Corporation engaged in selling Flood Insurance. GeoSure, NRC and NIS are collectively referred to herein as the "Partnership".

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following summary of the Partnership's significant accounting policies is presented as an integral part of the accompanying financial statements.

      ALLOCATION OF PROFIT AND LOSSES - The partnership agreement provides for the allocation of profits and losses to the general and limited partners. As reflected on the accompanying consolidated statement of partners' equity (deficit), all partners, including limited partners, have been allocated losses which exceed thier basis in the partnership. Management believes this treatment is appropriate as the overall partnership interests were contemplated in the merger which took place in January 1999. (See Note 10).

      BASIS OF PRESENTATION - The accompanying consolidated financial statements include the accounts of GeoSure, NRC and NIS. All intercompany balances have been eliminated.

      USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS - All bank money market accounts and other investments that can be liquidated on demand or with an original maturity of less than 90 days are considered to be cash equivalents.

      CONCENTRATION OF CREDIT RISK - The Partnership maintains substantially all of its cash balances in two financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. At various times throughout the year, the Partnership's cash balance exceeded this limit. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on such cash and cash equivalents.

      Concentrations of credit risk with respect to trade accounts receivable are generally diversified due to the large number of entities comprising GeoSure's customer base and their dispersion across many geographic regions. The customer base associated with NRC are concentrated primarily in the banking and insurance industries.

      IMPAIRMENT OF LONG-LIVED ASSETS - Management reviews long lived assets for impairment periodically in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121) to determine potential impairment by comparing the carrying value of the assets with estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Partnership would determine whether an impairment loss should be recognized. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the asset being evaluated for impairment.

      During 1998, management revised the estimated remaining life of the goodwill and determined that it should be 5 years. Such change was effective as of January 1, 1998.

      FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Furniture, equipment and leasehold improvements are carried at cost, net of accumulated depreciation. Depreciation is computed using the straight-line and accelerated methods over the estimated useful life of the assets, ranging from 5 to 7. Leasehold improvements are amortized over the lesser of their useful lives or the term of the lease. Maintenance and repair costs are expensed as incurred.

      PURCHASED SOFTWARE AND DATABASE - Purchased software and database costs are stated at cost. Amortization is provided over the assets' useful lives of 3 years.

      GOODWILL - Goodwill represents the excess of the NRC acquisition cost over the estimated fair value of net assets acquired and is being amortized over 5 years.

      INCOME TAXES - GeoSure and NRC are not tax paying entities for income tax purposes. Income from GeoSure's and NRC's operations are included in the determination of taxable income of the respective partners or members, pursuant to the terms of the partnership agreement and operating agreement. NIS, a corporation, will be taxed on its income after utilization of its existing net operating loss carryforwards. NIS' provision for income taxes and deferred tax balances are not material

      REVENUE RECOGNITION - Revenues are recognized when environmental data and flood determination reports are delivered to customers.

3.    PROPERTY AND PURCHASED SOFTWARE - NET

      Property and purchased software consists of the following at December 31, 1998:




Office and computer equipment                                                      $1,450,799
Furniture and fixtures                                                                295,735
Leasehold improvements                                                                175,713
Purchased software and database                                                     1,305,239
                                                                                   ----------
                                                                                    3,227,486
Less accumulated depreciation and amortization                                     (2,276,179)
                                                                                   ----------
Property and purchased software - net                                               $ 951,307
                                                                                   ----------
                                                                                   ----------

4.    OTHER ASSETS

      Other assets consist of the following at December 31, 1998:


                                                                                        AMORTIZATION
                                                                                           PERIOD
                                                                          1998            IN YEARS

Organization costs                                                      $ 36,307           5
Deposits - office lease                                                   21,621           -
Other                                                                     31,584         5-7
                                                                        --------

                                                                          89,512
Less accumulated amortization                                            (35,173)
                                                                        --------

                                                                        $ 54,339
                                                                        --------
                                                                        --------

5.    PARTNERS' TAX DISTRIBUTIONS PAYABLE

      The partnership agreement provides for tax distributions to enable the partners to pay their tax liabilities resulting from GeoSure's net income. Management does not intend to make tax distributions relating to 1998 as there was a net loss for the year.

6.    BANK LOANS

      On May 12, 1997, the Partnership entered into an Agreement with a bank under which the bank would provide a term loan (the "Loan") in the amount of $3,000,000 and a revolving credit facility (the "Revolver") in the amount of $500,000. The proceeds were for business acquisitions, repayment of notes payable and for general working capital requirements:

              The Loan in the amount of $3,000,000 was originally payable in 20 quarterly installments beginning on the last day of September 1997. The Loan provided for quarterly payments ranging from $125,000 to $175,000 with remaining outstanding principal of $175,000 plus accrued interest due on June 20, 2002. On March 11, 1998, an amendment was executed whereby payment of the second and third installments due December 31, 1997 and March 31, 1998 were deferred and combined with the installments due December 31, 1999 and December 31, 2000. On July 7, 1998, GeoSure and the bank executed the Second Amendment to the Loan, whereby the fourth installment due June 30, 1998 was deferred and combined with the installment payment at June 30, 2002. The balance of the Loan was $2,575,000 as of December 31, 1998.

              The Revolver was due on May 31, 1998. An amendment was made which extended the date to December 31, 1998. There are $400,000 of advances outstanding at December 31, 1998 (See Note 10.)

      Interest on both the Loan and the Revolver is at prime plus 1% (9.75% at December 31, 1998) and is payable monthly. The Loan and the Revolver are collateralized by a security interest in the Partnership's assets and a pledge of each partner's interest in GeoSure. In addition, GeoSure's membership interest in NRC and its common stock holdings of NIS have been pledged to the bank as collateral, along with a promissory note issued by NRC payable to GeoSure.

      Under the terms of the Agreement, the Partnership has agreed to maintain certain financial covenants, as defined. The Agreement also contains other restrictive covenants relating to various business and financial transactions. The Partnership was not in compliance with, or had not received waivers for all covenants for the year ended December 31, 1998 and therefore, the entire balance of outstanding debt at December 31, 1998 has been classified as a current liability. (See Note 10)

      The annual principal maturities for the Loan are as follows:



1999                                                                             $ 725,000
2000                                                                               725,000
2001                                                                               650,000
2002                                                                               475,000
                                                                                ----------
                                                                                $2,575,000
                                                                                ----------
                                                                                ----------




7.    COMMITMENTS

      CAPITAL LEASE OBLIGATIONS - Leases that meet the criteria for capitalization are recorded in the accompanying financial statements as assets, and the related obligations are recorded at the present value of the future minimum lease payments. Interest rates on these capital leases vary from 5% to 22%.

      At December 31, 1998, aggregate minimum lease payments due under capital leases, all of which are due in 1999, total $20,526:


      Included in furniture, equipment and leasehold improvements is a telephone system, computers and copiers leased with a net value of approximately $76,205 at December 31, 1998.

      LEASING ARRANGEMENTS - The Partnership rents office space in Herndon, Virginia pursuant to a seven year lease agreement dated October 14, 1994. Other leases which are accounted for as operating leases include various building and equipment leases.

      The minimum annual rental commitments under such leases (exclusive of escalations and other charges) are as follows:


                                                   BUILDING       EQUIPMENT

1999                                               $288,000       $ 10,800
2000                                                267,000          3,000
2001                                                252,000             --
2002                                                 21,000             --
                                                   --------       --------
                                                   $828,000       $ 13,800
                                                   --------       --------
                                                   --------       --------



      Aggregate rent expense, including escalation and other lease related charges, for the year ended December 31, 1998 amounted to approximately $338,000.

      EMPLOYMENT AGREEMENTS - The Partnership has employment agreements with a number of its officers. All of the agreements specify minimum salaries and certain of the agreements provide for incentive compensation based on sales or other performance objectives. One agreement provided for an option to purchase 10% of GeoSure for $160,000.

      Minimum annual payments under such agreements are as follows:

1999                                                  $    927,800
2000                                                       410,000
                                                      ------------
                                                      $  1,337,800
                                                      ------------
                                                      ------------


      Employment contract related expenses, including incentives, totaled approximately $969,000 during 1998.

      ROYALTIES - Pursuant to an agreement dated August 1, 1991, the Partnership obtained the non-exclusive right to distribute certain environmental maps of the Sanborn Mapping and Geographic Information Service ("Sanborn"). In consideration of the rights granted by Sanborn, the Partnership is committed to remit royalties to Sanborn, as defined in the agreement, calculated at various percentages, as defined, of Sanborn's prevailing prices multiplied by the number of units distributed, with a minimum royalty of at least 85% of the last three years' royalty payments. Royalties are payable quarterly within 60 days after the end of such quarter. The agreement continues for 99 years with cancellation by Sanborn possible only with a material breach of contract by the Partnership as provided for in the agreement. Royalty expense for 1998 totaled approximately $427,000.

8.    401(k) PLAN AND TRUST

      The Partnership has a 401(k) plan which covers all full time employees who have worked at least 6 months and are at least 21 years old. Participants can elect to defer up to 15% of compensation. The Partnership may elect to match up to 10% of the employees' compensation and may elect to provide an additional discretionary contribution. For the year ended December 31, 1998, the Partnership accrued contributions to the plan of approximately $36,376.

9.    RELATED PARTIES

      The minority interest shareholder of NIS, who is also an employee of NIS, has ownership interest in a major customer of NIS. Sales to this customer totaled approximately $58,000 in 1998.


10.   SUBSEQUENT EVENTS

      On January 14, 1999, the Partnership was merged with VISTA Information Solutions, Inc. ("VISTA") in exchange for approximately 2,590,000 shares of VISTA's common stock. This transaction is intended to be accounted for as a pooling-of-interests.

      The Loan and Revolver described in Note 6 were assumed by the combined entity effective as of the date of the merger, under an agreement which provided for the obligations' retirement on or before February 28, 1999, for a prepayment penalty of approximately $100,000. The combined entity had not retired these debts by February 28, 1999 and is currently negotiating an additional extension with the bank.



                                   * * * * * *

                          INDEPENDENT AUDITOR'S REPORT




To the Partners
GeoSure, L.P. (formerly Environmental Risk
   Information & Imaging Services, L.P.)


We have audited the accompanying consolidated balance sheets of GeoSure, L.P. (a Limited Partnership) at December 31, 1997 and 1996 and the related consolidated statements of operations, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GeoSure, L.P. at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




February 20, 1998, except for Note 10,
  the date of which is March 11, 1998 and
  May 15, 1998

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996

                                                                                        1997                   1996
                                                                                        ----                   ----
ASSETS
Current assets:
    Cash and cash equivalents                                                    $   163,628             $  534,606
    Accounts receivable, less allowance for doubtful
     accounts of $72,431 in 1997 and $59,537 in 1996                               1,177,630                974,228
    Prepaid expenses and other current assets                                         90,386                 97,460
                                                                                 -----------            -----------
        Total current assets                                                       1,431,644              1,606,294

Furniture, equipment and leasehold
    improvements, net                                                                949,863                622,100
Database and software, net                                                           296,160                308,807
Other assets, net                                                                    115,721                 53,563
Goodwill, less accumulated amortization of $46,122                                 1,736,267                     --
                                                                                 -----------            -----------
                                                                                  $4,529,655             $2,590,764
                                                                                 -----------            -----------
                                                                                 -----------            -----------
LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
    Term loan - current portion                                                  $   425,000            $    82,000
    Line of credit                                                                   100,000                     --
    Accounts payable and accrued liabilities                                         899,687                483,940
    Partners' tax distributions payable                                                   --                253,840
    Note payable - leasehold improvements                                              8,212                  8,212
    Capital lease obligations                                                         79,009                 45,945
                                                                                 -----------            -----------
        Total current liabilities                                                  1,511,908                873,937

Term loan                                                                          2,450,000                368,000
Note payable                                                                              --                559,455
Note payable - leasehold improvements                                                  8,718                 16,929
Capital lease obligations                                                             11,012                     --
Negative goodwill, net                                                                25,117                 27,169
Commitments (Note 11)

Partners' equity                                                                     522,900                745,274
                                                                                 -----------            -----------
                                                                                  $4,529,655             $2,590,764
                                                                                 -----------            -----------
                                                                                 -----------            -----------

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 1997 and 1996



                                                                               1997                         1996
                                                                               ----                         ----

Revenues                                                                 $9,057,457                   $6,903,228
                                                                        -----------                  -----------

Costs and expenses:
    Production and mapping                                                3,329,344                    2,293,384
    Sales and marketing                                                   2,614,998                    2,005,838
    General and administrative                                            2,367,153                    1,306,485
                                                                        -----------                  -----------

        Total costs and expenses                                          8,311,495                    5,605,707
                                                                        -----------                  -----------

Income from operations                                                      745,962                    1,297,521

Other (income) expenses:
    Depreciation and amortization                                           510,718                      387,512
    Interest - net                                                          249,180                      113,794
    AIC                                                                     206,475                      232,125
    Property taxes                                                           26,289
    Minority interest in net loss of NIS                                    (42,764)                           -
                                                                        -----------                  -----------
        Total other expenses                                                949,898                      733,431
                                                                        -----------                  -----------
Net income (loss)                                                       $  (203,936)                 $   564,090
                                                                        -----------                  -----------
                                                                        -----------                  -----------

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY
                     Years Ended December 31, 1997 and 1996




                         Chadwyck- Healey      Sir Charles
                          Ventures, Inc.     Chadwyck-Healey        LRB Envio        Unterberg Harris*   Total Partners'
                                                                Enterprises, Inc.                             Equity
Balance - January 1,
1996                               $60,394           $(14,567)            $372,227              $16,970          $435,024
Net income - 1996
                                   142,884             45,127              282,045               94,034           564,090
Partners' tax
distributions                      (64,298)           (20,307)            (126,920)             (42,315)         (253,840)
                                  ---------          ---------           ----------            ---------        ----------
Balance - December
31, 1996
                                   138,980             10,253              527,352               68,689           745,274
Net loss - 1997                    (51,657)           (16,315)            (101,966)             (33,998)         (203,936)
Assumption of NIS
deficit at acquisition
                                    (4,671)            (1,475)              (9,219)              (3,073)          (18,438)
                                  ---------          ---------           ----------            ---------        ----------
Balance - December
31, 1997
                                  $ 82,652           $ (7,537)            $416,167              $31,618          $522,900
                                  ---------          ---------           ----------            ---------        ----------
                                  ---------          ---------           ----------            ---------        ----------


* Unterberg Harris interest held on behalf of 27 limited partners.



                                                         See accompanying notes.

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1997 and 1996



                                                                                         1997               1996
                                                                                         ----               ----
Cash flows from operating activities:
    Net income (loss)                                                              $ (203,936)         $ 564,090
    Adjustments to reconcile net income (loss) to net
        cash provided by operating activities:
           Depreciation and amortization                                              512,770            387,512
           Amortization of negative goodwill                                           (2,052)            (2,052)
           Decrease (increase) in:
               Accounts receivable                                                    113,388            (50,634)
               Prepaid expenses and other current assets                               41,145            (19,411)
               Other assets                                                           (42,912)            (2,253)
           Increase (decrease) in:
               Accounts payable and accrued liabilities                               105,825            (38,148)
                                                                                  -----------         -----------
                  Net cash provided by operating activities                           524,228            839,104
                                                                                  -----------         -----------
Cash flows from investing activities:
    Acquisition of furniture, leasehold improvements
        and equipment                                                                (336,412)          (187,168)
    Capitalization of database and software                                          (168,759)          (215,193)
    Acquisition of NRC/NIS                                                         (2,000,000)                 -
    Organization and other costs                                                            -            (13,949)
                                                                                  -----------         -----------
                  Net cash (used) by investing activities                          (2,505,171)          (416,310)
                                                                                  -----------         -----------
Cash flows from financing activities:
    Capital lease obligations                                                         (93,528)           (51,916)
    Repayment of note payable                                                        (559,455)          (207,315)
    Increase in term loan and line of credit                                        3,100,000             50,860
    Repayment of bank debt and term loan                                             (575,000)                 -
    Payment of partners' tax distributions                                           (253,840)                 -
    Repayment of note payable - leasehold improvements                                 (8,212)            25,141
                                                                                  -----------         -----------
                  Net cash provided (used) by financing activities                  1,609,965           (183,230)
                                                                                  -----------         -----------

Increase (decrease) in cash and cash equivalents                                     (370,978)           239,564

Cash and cash equivalents - beginning of year                                         534,606            295,042
                                                                                  -----------         -----------
Cash and cash equivalents - end of year                                            $  163,628          $ 534,606
                                                                                  -----------         -----------
                                                                                  -----------         -----------



                             See accompanying notes.

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1997 and 1996
                                   (Continued)


                                                                                         1997               1996
                                                                                         ----               ----
Supplemental schedule of cash flows:
   Cash paid during the year for:
        Interest                                                              $       204,280       $    100,907
                                                                              ---------------       ------------
        Income taxes                                                          $            --       $         --
                                                                              ---------------       ------------
                                                                              ---------------       ------------


        Acquisition of NRC/NIS:
         Assets:
               Accounts receivable                                            $       316,791       $         --
               Prepaid assets                                                          34,071
               Other assets                                                            25,892
               Fixed assets                                                           269,946
               Goodwill, including related acquisition costs                        1,782,388
         Liabilities and deficit:
               Accounts payable                                                      (309,931)
               Capital lease obligations                                             (137,607)
               Deficit                                                                 18,450                 --
                                                                              ---------------       ------------
                  Net assets acquired                                              $2,000,000       $         --
                                                                              ---------------       ------------
                                                                              ---------------       ------------

Supplemental schedule of non-cash financing activities:
    Partners' tax distributions payable                                       $            --           $253,840
                                                                              ---------------       ------------
                                                                              ---------------       ------------



                             See accompanying notes.

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996





NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

GeoSure, L.P. (formerly Environmental Risk Information & Imaging Services, L.P.) (the "Partnership"), was formed on December 1, 1989. The Partnership offers a service that draws upon federal, state, county and local sources to provide comprehensive environmental data reports of land and real property for investors and consumers. The Partnership Agreement specifies among other things, the term of the Partnership, the rights and powers of the partners, capital contributions, cash distribution criteria and profit and loss allocations.

Effective May 21, 1997, the Partnership formed NRC Acquisition, L.L.C. to acquire the assets of National Research Corporation ("NRC"), a flood determination business located in North Carolina. Included in the purchase was NRC's two thirds interest in the outstanding shares in NRC Insurance Services, Inc.("NIS"), a North Carolina Corporation engaged in selling Flood Insurance (See Notes 10 and 12).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of the Partnership's significant accounting policies is presented as an integral part of the accompanying financial statements.

BASIS OF PRESENTATION
The accompanying consolidated financial statements include the accounts of the Partnership and its majority owned subsidiaries. All intercompany balances have been eliminated.

USE OF ESTIMATES
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
The Partnership considers all bank money market accounts and other investments that can be liquidated on demand or with an original maturity of less than 90 days to be cash equivalents.

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK
The Partnership maintains substantially all of its cash balances in two financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. At various times throughout the year, the Partnership's cash balance exceeded this limit. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on such cash and cash equivalents.

Concentrations of credit risk with respect to trade accounts receivable are generally diversified due to the large number of entities comprising the Partnership's customer base and their dispersion across many geographic regions. The customer base associated with NRC are concentrated primarily in the banking and insurance industries. The Partnership maintains reserves for credit losses and such losses have been within management's expectations.

FURNITURE, EQUIPMENT, LEASEHOLD IMPROVEMENTS AND DEPRECIATION
Furniture, equipment and leasehold improvements are stated at cost. Depreciation is provided over estimated useful lives of the related assets using the straight line and accelerated methods. Additions and major improvements are capitalized whereas the cost of maintenance and repairs are charged to operations as incurred.

DATABASE, SOFTWARE AND AMORTIZATION
Database and software costs are stated at cost. Amortization is provided over the assets useful lives which are estimated to be approximately three years.

GOODWILL
Goodwill represents the excess of the NRC acquisition cost over the estimated fair value of net assets acquired and is being amortized over 30 years. Deferred acquisition costs are being amortized over 5 years. Negative goodwill, which represents the excess of the estimated fair value of net assets acquired over the acquisition cost from the AIC acquisition, is being amortized over 5 years.

INCOME TAXES
The Partnership and NRC are not tax paying entities for income tax purposes. Income from the Partnership's and NRC's operations are included in the determination of taxable income of the respective partners or members, pursuant to the terms of the Partnership Agreement and Operating Agreement. NIS, a corporation, will be taxed on its income after utilization of its existing net operating loss carry forwards.

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION
Revenue from the sale of environmental data reports and flood determination reports are reflected when the reports are delivered to the customer.

RECLASSIFICATION
Certain amounts previously reported in the financial statements for 1996 have been reclassified to conform with the 1997 presentation.

NOTE 3 - FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Furniture, equipment and leasehold improvements consists of the following:

                                                                                                  Depreciation
                                                                                                    period
                                                                   1997                 1996         In years
                                                                   ----                 ----     --------------

Furniture and fixtures                                       $  274,566           $  245,185                   7
Office equipment  1,259,295                                     792,862                    5
Leasehold improvements                                          125,541               59,163        Lease term
                                                             ----------           ----------
                                                              1,659,402            1,097,210
Less: accumulated depreciation                                 (709,539)            (475,110)
                                                             ----------           ----------
                                                             $  949,863           $  622,100
                                                             ----------           ----------
                                                             ----------           ----------

NOTE 4 - DATABASE AND SOFTWARE

Database and software consists of the following:


                                                                                                   Amortization
                                                                                                     period
                                                                   1997                 1996         in years
                                                                   ----                 ----     ---------------

Database and software                                       $ 1,183,357           $1,000,995                   3
Less: accumulated amortization                                 (887,197)            (692,188)
                                                            -----------           ----------
                                                            $   296,160          $   308,807
                                                            -----------           ----------
                                                            -----------           ----------

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996



NOTE 5 - OTHER ASSETS

Other assets consists of the following:

                                                                                                  Amortization
                                                                                                    period
                                                                      1997          1996           In Years
                                                                      ----          ----       ---------------

    Organization costs                                        $ 36,307            $36,307                    5
    Deposits-office lease                                       26,167             24,346              -
    New lease costs                                             16,584             16,584                    7
    Deferred financing costs (1)                                15,000                  -                    5
    Due from minority interest (2)                              51,983                  -              -
                                                              --------            -------
                                                               146,041             77,237
    Less: accumulated amortization                             (30,320)           (23,674)
                                                              --------            -------

                                                              $115,721            $53,563
                                                              --------            -------
                                                              --------            -------


    (1) Represents financing costs associated with NRC acquisition. (2) Relates to one-third interest in NIS by unrelated third party.

NOTE 6 - GOODWILL

Goodwill consists of the following:


                                                                                                 Amortization
                                                                                                   period
                                                                      1997          1996          In Years
                                                                      ----          ----      ---------------

    Goodwill                                                    $1,671,634      $      -            30
    Deferred acquisition costs                                     110,755             -             5

                                                               -----------     ---------
                                                                 1,782,389             -
    Less: accumulated amortization                                  46,122             -
                                                               -----------     ---------

                                                                $1,736,267      $      -
                                                               -----------     ---------
                                                               -----------     ---------

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996



NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:


                                                                                    1997                   1996
                                                                                    ----                   ----

    Accounts payable and accrued liabilities                                    $656,701               $370,164
    Royalties payable                                                            138,206                101,061
    Accrued interest payable                                                      24,780                 12,715
    Customer deposits                                                             80,000                      -
                                                                                --------               --------
                                                                                $899,687               $483,940
                                                                                --------               --------
                                                                                --------               --------

NOTE 8 - NOTE PAYABLE - LEASEHOLD IMPROVEMENTS

As part of the new office lease agreement, the landlord paid for various costs including leasehold improvements. However, costs in excess of the tenant improvement allowance in the amount of $33,337 are to be repaid to the Landlord without interest over 48 months, commencing January 1, 1996 at the rate of $683 per month.

NOTE 9 - PARTNERS' TAX DISTRIBUTIONS PAYABLE

The Partnership agreed to make tax distributions to enable the partners to pay their tax liabilities resulting from the Partnership's net income. Accordingly, 45% of the Partnership's 1996 net income has been distributed to the Partners. In 1997, there is a net loss and no distribution will be made.

NOTE 10 - BANK LOANS

On May 12, 1997, the Partnership entered into an Agreement with State Street Bank and Trust under which the Bank would provide a term loan (the "Loan") in the amount of $3,000,000 and a revolving credit facility ("Advances") in the amount of $500,000. The purpose of the bank loans were for the acquisition of the assets of NRC and the stock of NIS, repayment of notes payable and for general working capital requirements:

    a)  TERM LOAN
        The Loan in the amount of $3,000,000 was originally payable in 20 quarterly installments beginning on the last day of September, 1997. The Loan provided for the first four payments to be at $125,000, the next 12 at $150,000, the next three to be at $175,000 and the final payment for the remaining outstanding principal of $175,000 plus accrued interest due on June 20, 2002. On March 11, 1998, GeoSure and State Street executed an amendment to the Bank

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996




NOTE 10 - BANK LOANS (CONTINUED)

    a)  TERM LOAN (CONTINUED)
        Agreement, whereby payment of the second and the third installments due December 31, 1997 and March 31, 1998 were deferred and combined with the installments due December 31, 1999 and December 31, 2000.

    b)  LINE OF CREDIT
        Under the line of credit, the Bank's commitment to make Advances terminates on May 31, 1998 with the principal outstanding to be paid in full on that date. There is $100,000 of advances outstanding at December 31, 1997. As of the date of this report, an additional $300,000 has been borrowed for total advances outstanding of $400,000.

The interest rate on both the term loan and line of credit is at the prime rate plus 1% (9 1/2% at December 31, 1997) is payable monthly and is collateralized by a security interest in the Partnership's assets and a pledge of each partner's interest in the Partnership. In addition, the Partnership's membership interest in NRC and common stock holdings of NRC Insurance Services, Inc. have been pledged to the Bank as collateral along with a promissory note issued by NRC payable to the Partnership.

Under the terms of the Agreement, the Partnership has agreed to maintain certain financial covenants, as defined. The Agreement also contains other restrictive covenants including, but not limited to, limitations on indebtedness, the disposition of assets and distributions to partners, except for tax distributions. The Partnership has complied with or received waivers for all covenants for the year ended December 31, 1997.

Previously, the Partnership had a Revolving Credit Agreement with the Bank under which the Bank had committed up to $1.5 million of financing for the acquisition of Agency Information Consultants, Inc. ("AIC") and for general working capital requirements. The Bank's commitment to make such loans was converted into the previously discussed term loan and line of credit on May 12, 1997. Borrowings under the prior Agreement bore interest at a fluctuating rate equal to 1 1/2% above the Bank's prime rate (9.75% at December 31, 1996), payable monthly in arrears, and were collateralized by a security interest in the Partnership's assets and by a pledge of each partner's interest in the Partnership. During 1996, the Partnership voluntarily prepaid $207,315 of outstanding bank debt.

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996



NOTE 10 - BANK LOANS (CONTINUED)

The annual principal maturities for the Term loan are as follows:

        December 31,
        ------------

           1998                                          $   425,000
           1999                                              725,000
           2000                                              725,000
           2001                                              650,000
           2002                                              350,000
                                                         -----------
                                                         $ 2,875,000
                                                         -----------
                                                         -----------


NOTE 11 - COMMITMENTS

CAPITAL LEASE OBLIGATIONS
Leases that meet the criteria for capitalization are recorded in the accompanying financial statements as assets, and the related obligations are recorded at the present value of the future minimum rental payments. Interest rates on these capital leases vary from 5% to 22%.

At December 31, 1997, aggregate minimum rental payments due under capital leases are as follows:

           1998                                                   $79,009
           1999                                                    11,012
                                                                 --------
                                                                  $90,021
                                                                 --------

Included in furniture, equipment and leasehold improvements is a telephone system, computers and copiers leased with a net value of approximately $134,000 and $67,000 at December 31, 1997 and 1996, respectively.

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996




NOTE 11 - COMMITMENTS (CONTINUED)

LEASING ARRANGEMENTS
The Partnership rents office space in Herndon, Virginia pursuant to a seven year lease agreement dated October 14, 1994. Other leases which are accounted for as operating leases include various office and equipment leases.
The lease for office space of NRC/NIS expires September 30, 1998.

The minimum annual rental commitments under such leases (exclusive of escalations and other charges) approximate the following:

    December 31,                                               Office                     Equipment
    ------------                                               ------                     ---------

        1998                                                  $   281,000                    $6,003
        1999                                                      253,000                        --
        2000                                                      260,000                        --
        2001                                                      268,000                        --
                                                              -----------                ----------
                                                               $1,062,000                    $6,003
                                                              -----------                ----------
                                                              -----------                ----------

Aggregate rent expense, including escalation and other lease related charges, for the years ended December 31, 1997 and 1996 amounted to approximately $306,000 and $267,000, respectively.

EMPLOYMENT AND OPTION AGREEMENTS
The Partnership entered into an Employment and Option Agreement with an officer in November 1993 for a five year period expiring December 31, 1998 with extensions for each succeeding two years thereafter. The officer's salary amounted to $200,000 and $175,000 for 1997 and 1996, plus a discretionary annual bonus as determined by the Partnership's management committee. The Option Agreement granted the officer the option to acquire a 10% equity interest in the Partnership in the form of a general partnership interest for $160,000. The option may be exercised at any time while the officer is employed by the Partnership and under certain conditions up to 90 days after employment.

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996




NOTE 11 - COMMITMENTS (CONTINUED)

EMPLOYMENT AND OPTION AGREEMENTS (CONTINUED)
The Partnership entered into another Employment Agreement, effective January 1, 1997, with its Vice President and General Manager for two years ending December 31, 1998. The Officer's salary was $95,000 for 1997. The Agreement provides for additional compensation of 37.5% and 50% of base salary for 1997 and 1998 if the Partnership achieves all of its performance objectives.

The Partnership entered into employment agreements with the previous owners of NRC/NIS at an annual salary of $120,000 for both owners that expire on December 31, 2002. In addition, both have an opportunity to earn a bonus equal to 2.5% of the excess sales (as defined) above $2,000,000, as long as there is no decline in sales from the previous year. Both employees have simultaneously agreed to seven-year non-compete agreements.

The Partnership has employment agreements with most of its remaining principal officers. These agreements, including the agreements discussed above, provide for future compensation as follows:


    DECEMBER 31,
    ------------
        1998                                                     $895,000
        1999                                                      490,000
        2000                                                      345,000
        2001                                                      240,000
        2002                                                      240,000

The agreements generally provide for additional compensation in the event the Partnership meets certain performance objectives. For 1997, the Partnership fell short of its performance objectives, however, the Partnership's management committee approved reduced discretionary bonuses of approximately $188,000.


ROYALTIES
Pursuant to an agreement dated August 1, 1991, the Partnership obtained the non-exclusive right to distribute certain environmental maps of the Sanborn Mapping and Geographic Information Service ("Sanborn"). In consideration of the rights granted by Sanborn, the Partnership is committed to remit royalties to Sanborn as defined in the agreement. Royalties, for the most part, are payable quarterly within 60 days after the end of such quarter. The agreement continues for 99 years with cancellation by Sanborn possible only with a material breech of contract by the Partnership as provided for in the agreement.

                                  GEOSURE, L.P.
                          (formerly Environmental Risk
                      Information & Imaging Services, L.P.)
                             (A Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996



NOTE 12 - ACQUISITIONS

On May 21, 1997, the Partnership acquired all the assets and assumed certain liabilities used by NRC and acquired two thirds of all the outstanding stock of NIS for $2,000,000. The assets acquired and liabilities assumed were as follows:


    ASSETS:
        Accounts receivable                                                             $   316,791
        Prepaid assets                                                                       34,071
        Other assets                                                                         25,892
        Fixed assets                                                                        269,946
Goodwill, including related acquisition costs                                             1,782,388
                                                                                        -----------
          Total assets                                                                    2,429,088
                                                                                        -----------
                                                                                        -----------
    LIABILITIES AND DEFICIT:
        Accounts payable and accrued liabilities                                        $   309,931
        Capital lease obligations                                                           137,607
        Deficit                                                                             (18,450)
                                                                                        -----------
          Net assets acquired                                                           $ 2,000,000
                                                                                        -----------
                                                                                        -----------


NOTE 13 - 401(k) PLAN AND TRUST

The Partnership adopted a 401(k) Plan and Trust effective January 1, 1997 covering all full time employees who have worked at least 6 months and are at least 21 years old. Participants can elect to defer up to 15% of compensation. The Partnership may elect to match up to 10% of the employees compensation and may elect to provide an additional discretionary contribution. Employees of both NRC and NIS will be covered effective January 1, 1998. For the year ended December 31, 1997, the Partnership accrued contributions to the plan of approximately $28,860.

NOTE 14 - RELATED PARTIES

The minority interest shareholder of NIS, who is also an employee of NIS, has ownership interest in a major customer of NIS.

                          INDEPENDENT AUDITOR'S REPORT
                          ON SUPPLEMENTARY INFORMATION




To the Board of Directors
GeoSure, L.P. (formerly Environmental Risk
    Information & Imaging Services, L.P.)


Our report on our audits of the basic financial statements of GeoSure, L.P. (formerly Environmental Risk Information & Imaging Services, L.P.) for the years ended December 31, 1997 and 1996 appears on page 1. These audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information contained on pages 18 through 19 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




February 20, 1998, except for Note 10,
  the date of which is March 11, 1998 and
  May 15, 1998

                                  GEOSURE, L.P.
                    (Formerly Environmental Risk Information
                            & Imaging Services, L.P.)
                             (A Limited Partnership)
                           CONSOLIDATING BALANCE SHEET
                                December 31, 1997


                                                             GeoSure          NRC           NIS
ASSETS                                                        L.P.          L.L.C.          Inc.       Eliminations       Total
------                                                        ----          ------          ----       ------------       -----
Current assets:
Cash and cash equivalents                                     $ 136,397       $ 24,393       $ 2,838          $   --      $ 163,628
Accounts receivable, less allowance for doubtful
 accounts of $72,431                                            931,175        236,713         9,742              --      1,177,630
Prepaid expenses and other current assets                        76,356         14,330            --           (300)         90,386
                                                             ----------     ----------       -------    ------------     ----------
Total current assets                                          1,143,928        275,436        12,580           (300)      1,431,644
Intercompany receivable                                         713,514        162,984            --       (876,498)             --
Notes receivable                                              2,000,000             --            --     (2,000,000)             --
Furniture, equipment and leasehold improvements, net            695,778        254,085            --              --        949,863
Database and software, net                                      267,782         28,378            --              --        296,160
Other assets, net                                                47,821         15,917        51,983              --        115,721
Goodwill, net                                                        --      1,736,267            --              --      1,736,267
                                                             ----------     ----------       -------    ------------     ----------

                                                             $4,868,823     $2,473,067       $64,563    $(2,876,798)     $4,529,655
                                                             ----------     ----------       -------    ------------     ----------
                                                             ----------     ----------       -------    ------------     ----------

LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Term loan - current portion                                  $  425,000     $       --       $    --    $         --     $  425,000
Line of credit                                                  100,000             --            --              --        100,000
Accounts payable and accrued liabilities                        682,093        212,218         5,376              --        899,687
Note payable - leasehold improvements                             8,212             --            --              --          8,212
Capital lease obligations                                         8,153         70,856            --              --         79,009
                                                             ----------     ----------       -------    ------------     ----------
Total current liabilities                                     1,223,458        283,074         5,376              --      1,511,908

Intercompany payable                                                 --        713,514       162,984       (876,498)             --
Term loan                                                     2,450,000             --            --              --      2,450,000
Note payable                                                         --      2,000,000            --     (2,000,000)             --
Note payable - leasehold improvements                             8,718             --            --              --          8,718
Capital lease obligations                                            --         11,012            --              --         11,012
Negative goodwill, net                                           25,117             --            --              --         25,117

Commitments (Note 11)

Common stock                                                         --                          300           (300)              -
Partners'/members' equity (deficit)                           1,161,530      (534,533)     (104,097)               -        522,900
                                                             ----------     ----------       -------    ------------     ----------
                                                             $4,868,823     $2,473,067     $  64,563     $(2,876,798)    $4,529,655
                                                             ----------     ----------       -------    ------------     ----------
                                                             ----------     ----------       -------    ------------     ----------

                                  GEOSURE, L.P.
                    (Formerly Environmental Risk Information
                            & Imaging Services, L.P.)
                             (A Limited Partnership)
                      CONSOLIDATING STATEMENT OF OPERATIONS
                                December 31, 1997



                                                   GeoSure          NRC             NIS
                                                     L.P.          L.L.C.           Inc.     Eliminations         Total
                                                  ----------     ----------       --------   -------------     ----------
Revenues                                          $7,712,316     $1,330,168       $ 14,973           $  --     $9,057,457
                                                  ----------     ----------       --------   -------------     ----------
Costs and expenses:
Production and mapping                             2,570,808        758,536             --              --      3,329,344
Sales and marketing                                2,035,428        579,570             --              --      2,614,998
General and administrative                         1,959,346        268,612        139,195              --      2,367,153
                                                  ----------     ----------       --------   -------------     ----------
Total costs and expenses                           6,565,582      1,606,718        139,195              --      8,311,495
                                                  ----------     ----------       --------   -------------     ----------
Income from operations                             1,146,734      (276,550)      (124,222)              --        745,962
Other (income) expenses:
Depreciation and amortization                        407,730        102,988             --              --        510,718
Interest - net                                        89,986        154,994          4,200              --        249,180
AIC                                                  206,474              1             --              --        206,475
Property tax                                          26,289             --             --              --         26,289
Minority interest in net loss of NIS                      --                      (42,764)              --       (42,764)
                                                  ----------     ----------       --------   -------------     ----------
                                                                         --
Total other (income) expenses                        730,479        257,983       (38,564)              --        949,898
                                                  ----------     ----------       --------   -------------     ----------

Net income(loss)                                   $ 416,255    $ (534,533)    $ ( 85,658)           $  --    $ (203,936)
                                                  ----------     ----------       --------   -------------     ----------
                                                  ----------     ----------       --------   -------------     ----------

(b) PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 1998 and 1997 give effect as if the merger with GeoSure occurred as of January 1, 1998 and 1997, respectively. The condensed consolidated balance sheet as of December 31, 1998 gives effect to the acquisition as if such transaction occurred on December 31, 1998.

The accompanying pro forma condensed consolidated financial statements have been prepared by management based on the historical financial statements of VISTA and of GeoSure and the merger with GeoSure using the pooling-of-interests method of accounting. Assumptions and adjustments are discussed in the accompanying notes to the pro forma condensed consolidated financial statements. In the opinion of the management of VISTA, all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the periods or dates presented had the transaction occurred on the dates indicated. In addition, such financial statements do not purport to indicate the results of future operations or financial position of VISTA from the acquisition date forward.

                                                   VISTA              GEOSURE      ADJUSTMENTS          TOTALS
REVENUES                                    $      15,068               8,904                      $      23,972
COST OF REVENUES                                    3,342               3,743                              7,085
                                            ---------------        -----------  -----------       --------------
GROSS PROFIT                                       11,726               5,161                             16,887

OPERATING EXPENSES                                 14,047               5,606                             19,653
                                            ---------------        -----------  -----------       --------------

OPERATING LOSS                                    (2,321)               (445)                            (2,766)

OTHER EXPENSE                                       (299)               (459)                              (758)
                                            ---------------        -----------  -----------       --------------
LOSS BEFORE
MINORITY INTEREST                                 (2,620)               (904)                            (3,524)

MINORITY INTEREST                                      69                                                    69
                                            ---------------        -----------  -----------       --------------

NET LOSS                                    $     (2,551)               (904)                      $     (3,455)


PREFERRED STOCK
DIVIDENDS DECLARED                                  (600)           -                                    (600)

ACCRETION OF
CONVERTIBLE PREFERRED
STOCK DIVIDENDS                                     (500)           -                                     (500)
                                            ---------------        -----------  -----------       --------------

NET LOSS
ATTRIBUTABLE TO
COMMON STOCKHOLDERS                         $     (3,651)               (904)                     $      (4,555)
                                            ---------------        -----------  -----------       --------------
                                            ---------------        -----------  -----------       --------------
BASIC AND DILUTED LOSS
PER  COMMON SHARE                           $       (.35)                N/A                      $        (.35)
                                            ---------------        -----------  -----------       --------------
                                            ---------------        -----------  -----------       --------------
WEIGHTED AVERAGE
COMMON SHARES
OUTSTANDING                                    10,394,671          N/A                           (1)  12,984,671
                                            ---------------      -----------    -----------       --------------
                                            ---------------      -----------    -----------       --------------

Notes to pro forma condensed consolidated statement of operations for the year ended December 31, 1998:

The following entry is made to adjust the condensed consolidated statement of operations for the year ended December 31, 1998 to give effect to the merger with GeoSure as if it has occurred on January 1, 1998.

1) The weighted average number of shares has been recomputed to include the shares issued in relation to the GeoSure merger as if they had been outstanding since January 1, 1998. The resulting weighted average number of shares is 12,984,671.

VISTA INFORMATION SOLUTIONS, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
(IN  000'S, EXCEPT PER SHARE AMOUNTS)


                                 VISTA          GEOSURE    ADJUSTMENTS       TOTALS
REVENUES                    $    10,391           9,057                 $    19,448
COST OF REVENUES                  2,318           3,329                       5,647
                           -------------    ------------  ------------ ---------------
GROSS PROFIT                      8,073           5,728                      13,801

OPERATING EXPENSES               12,183           5,519                      17,702
                           -------------    ------------  ------------ ---------------

INCOME (LOSS) FROM
OPERATIONS                       (4,110)            209                      (3,901)

OTHER INCOME (EXPENSE)           (1,486)           (413)                     (1,899)
                           -------------    ------------  ------------ ---------------

NET INCOME (LOSS)           $    (5,596)           (204)                $    (5,800)

PREFERRED STOCK
DIVIDENDS DECLARED                 (200)           --                          (200)

ACCRETION OF
CONVERTIBLE PREFERRED
STOCK DIVIDENDS                    (561)           --                          (561)
                           -------------    ------------  ------------ ---------------

NET (LOSS) ATTRIBUTABLE
TO COMMON
STOCKHOLDERS                $    (6,357)           (204)                $    (6,561)
                           -------------    ------------  ------------ ---------------
                           -------------    ------------  ------------ ---------------
BASIC AND DILUTED (LOSS)
PER  COMMON SHARE           $      (.87)            N/A                 $      (.66)
                           -------------    ------------  ------------ ---------------
                           -------------    ------------  ------------ ---------------
WEIGHTED AVERAGE
COMMON SHARES
OUTSTANDING                   7,328,363             N/A                (1)  9,918,363
                           -------------    ------------  ------------ ---------------
                           -------------    ------------  ------------ ---------------


Notes to pro forma condensed consolidated statement of operations for the year ended December 31, 1997:

The following entry is made to adjust the condensed consolidated statement of operations for the year ended December 31, 1997 to give effect to the merger with GeoSure as if it had occurred on January 1, 1997.

1) The weighted average number of shares has been recomputed to include the shares issued in relation to the GeoSure merger as if they had been outstanding since January 1, 1997. The resulting weighted average number of shares is 9,918,363.

VISTA INFORMATION SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1998
(IN 000'S)

                                            VISTA         GEOSURE  ADJUSTMENTS           TOTALS
ASSETS
Cash                                            387          19                             406
Accounts receivable, net                      3,979         918                           4,897
Note receivable                               2,500        --                             2,500
Other current assets                            529          75                             604
                                          ----------   ---------     --------     ---------------

Total Current Assets                          7,395       1,012                           8,407

Equipment, Furniture and  Software            2,777         951                           3,728

Goodwill                                       --         1,325                           1,325
Acquired Technology and Environmental
Databases                                     7,127        --                             7,127

Other Assets                                    286          54                             340
                                          ----------   ---------     --------     ---------------
Total Assets                                 17,585       3,342                          20,927
                                          ----------   ---------     --------     ---------------
                                          ----------   ---------     --------     ---------------
LIABILITIES AND STOCKHOLDERS'
EQUITY

Current portion of long-term obligations      1,732       3,055                           4,787
Accounts payable and accrued expenses         1,826         668         286     (1)       2,780
Other current liabilities                     1,284        --                             1,284
                                          ----------   ---------     --------     ---------------
Total Current Liabilities                     4,842       3,723         286               8,851

Long-term obligations                           581        --                               581

Preferred stock                                   1        --                                 1
Common stock                                     12        --                                12
Additional paid-in capital                   49,846        --                            49,846
Accumulated deficit                         (37,697)       --          (286)    (1)     (37,983)
Partners' deficit                              --          (381)                           (381)
                                          ----------   ---------     --------     ---------------
Total Stockholders' Equity (Deficit)         12,162        (381)       (286)             11,495
                                          ----------   ---------     --------     ---------------
Total Liabilities and Stockholders'
Equity                                       17,585       3,342        --                20,927
                                          ----------   ---------     --------     ---------------
                                          ----------   ---------     --------     ---------------

Notes to pro forma condensed consolidated balance sheet as of December 31, 1998:

1) To reflect the accrual of direct incremental expenses incurred with the merger with GeoSure, accounted for using the pooling-of-interests method of accounting, as if the merger had occurred on December 31, 1998

         Dr.      Accumulated deficit                286
         Cr.      Accrued expenses                              286

(c)      Exhibits.

Exhibit        Description
-------        -----------

2.0             Partnership Interest Purchase Agreement made and
                entered into as of January 5, 1999 by and among
                VISTA Information Solutions, Inc., VISTA
                Environmental Information, Inc., GeoSure, L.P. and
                the partners of GeoSure. Schedules, exhibits and
                similar attachments to this Exhibit have not been
                filed; upon request, VISTA will furnish
                supplementally to the Commission a copy of any
                omitted schedule................................            Previously filed.



23.1             Consent of Deloitte & Touche, LLP                          Filed herewith.

23.2             Consent of Leslie Sufrin & Company, P.C.                   Filed herewith.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        VISTA INFORMATION SOLUTIONS, INC.


Date:    March 30, 1999    By:
                                    ------------------------------------
                                        E. S. Hamilton
                                        Chief Financial Officer

                                                 INDEX OF EXHIBITS


Exhibit        Description
-------        -----------

2.0             Partnership Interest Purchase Agreement made and
                entered into as of January 5, 1999 by and among
                VISTA Information Solutions, Inc., VISTA
                Environmental Information, Inc., GeoSure, L.P. and
                the partners of GeoSure. Schedules, exhibits and
                similar attachments to this Exhibit have not been
                filed; upon request, VISTA will furnish
                supplementally to the Commission a copy of any
                omitted schedule................................        Previously filed.

23.1             Consent of Deloitte & Touche, LLP                      Filed herewith.

23.2             Consent of Leslie Sufrin & Company, P.C.               Filed herewith.
